ChinaNet Online Holdings, Inc.
(Nasdaq: CNET)

2012 Q3 Corporate Presentation

November 21, 2012 8:30 a.m. Eastern Time U.S.A.

ChinaNet Online

connecting dreams for success

Safe Harbor

This release contains certain "forward-looking statements" relating to the business of ChinaNet Online Holdings, Inc. ("ChinaNet" or the "Company"), which can be identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including business uncertainties relating to government regulation of our industry, market demand, reliance on key personnel, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on ChinaNet's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting ChinaNet will be those anticipated by ChinaNet. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. ChinaNet undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Index

- 2012 Q3 and Year-to-Date Results
- Business Operations Update
- 2012 Full Year Forecast and Future Initiatives

2012 Q3 and Year-to-Date Results

CHINANET-ONLINE HOLDINGS, INC.

Financial Highlights

Ticker Symbol	NASDAQ: CNET
Fiscal Year	December 31
Stock Price （as of market close on November 19, 2012）	$1.05
Shares Outstanding- common shares	22.19M
Market Capitalization （as of market close on November 16, 2012）	$23.30M
Management Ownership	35.4%
Revenue 3Q 2012(unaudited)	$10.29M
Net Income attributable to ChinaNet Online Holdings, Inc. 3Q 2012 (unaudited)	$1.22 M
Weighted average common shares outstanding:(1)	22.19 M

(1) Weighted average share count will vary from quarter-to-quarter due to GAAP Treasury Method accounting for warrants and options outstanding. As of September 30, 2012, the Company had 2.4 M warrants outstanding with a weighted average exercise price of $3.52 and 0.94 M options outstanding with a weighted average exercise price of $1.42.

ChinaNet Online

2012 Q3 Results (USD in thousands)

	2012Q3	2011Q3	Change%
Revenue	10,287	6,418	+60%
COGS	6,163	3,418	+80%
Gross Profit	4,124	3,000	+37%
Net Income	1,443	1,011	+43%
Net Income Attributable to ChinaNet Online	1,220	1,111	+10%

The main reasons for the increases in each of the above categories are:

1. In Q1 2012, we sold more TV advertising time of our strategic cooperation partner, Henan TV, so that we can push our reality TV show to prime-time. We made full use of our three existing wholesalers to gain a marginal purchase and sales profit. In Q2 and Q3, we gradually decreased the TV advertising time to increase the gross profit margin of our TV business segment
2. Integration of Sooe.cn;
3. Further improvement of Liansuo.com and Chuanye.com; and
4. Increasing revenue from brand management and sales channel building services.

ChinaNet Online

2012 Q3 Results (USD in thousands)

	2012 Q3				2011 Q3			
	Internet	TV	Bank Kiosk	BMSCB	Internet	TV	Bank Kiosk	BMSCB
Revenue	5.650	3,238	72	1,327	3,860	1,972	140	446
COGS	2,522	3,162	7	472	1,605	1,669	12	132
Gross Profit	3,128	76	65	855	2,255	303	128	314

Other key financial data:

1. Cash position: $ 8.51 million as of September 30, 2012.
2. Accounts receivable, net: $9.82 million as of September 30, 2012.

The main financial focus in Q4 2012:
To reduce receivables in Q4 and to increase accounts receivable turnover rate.

2012 Year-to-Date Results (USD in thousands)

	2012 YTD	2011 YTD	Change%
Revenue	38,349	22,534	+70%
COGS	28,065	8,868	+216%
Gross Profit	10,284	13,666	-25%
Net Income	2,195	6,847	-68%
Net Income Attributable to ChinaNet-Online	1,749	6,943	-75%

The main reasons for the decline in each of the above categories are:

1. The impact of the current Chinese economic situation: slower demand with no strong sign of economic recovery;
2. Resource cost price is rising faster than economic recovery; and
3. Higher percentage of revenue from lower margin TV advertising business segment.

ChinaNet Online

2012 Year-to-Date Results (USD in thousands)

	2012 YTD				2011 YTD			
	Internet	TV	Bank Kiosk	BMSCB	Internet	TV	Bank Kiosk	BMSCB
Revenue	15,353	19,751	214	3,031	16,434	4,742	415	943
COGS	7,447	19,519	19	1,080	4,711	3,833	36	288
Gross Profit	7,906	232	195	1,951	11,723	909	379	655

ChinaNet Online

Balance Sheet

	As of December 31,					As of September 30,
	2007 $('000)	2008 $('000)	2009 $('000)	2010 $('000)	2011 $('000)	2012 $('000) (unaudited)
Cash and cash equivalents	317	2,679	13,917	15,590	10,695	8,513
Accounts receivable, net	211	978	3,173	4,319	4,444	9,822
Other receivables, net	190	-	2,636	7,811	3,631	5,702
Prepayment and deposit to suppliers	419	4,072	4,111	3,325	15,360	12,037
Investment in and advance to equity investment affiliates	-	-	-	7,162	1,396	1,010
Property and equipment, net	164	678	1,355	2,010	1,902	1,654
Intangible assets, net	1	-	-	51	8,151	7,408
Goodwill	-	-	-	-	10,999	11,052
Total assets	2,242	8,813	25,764	41,996	57,282	58,452

ChinaNet Online

Balance Sheet

	As of December 31,					As of September 30,
	2007 US$('000)	2008 US$('000)	2009 US$('000)	2010 US$('000)	2011 US$('000)	2012 US$('000) (unaudited)
Total liabilities	1,821	5,423	14,631	6,285	9,728	14,938
Preferred stock and common stock	-	10	20	20	22	22
Additional paid-in capital	515	603	10,574	18,614	20,747	19,998
Statutory reserves	67	304	372	1,587	2,117	2,117
Retained earnings	(193)	2,370	50	14,630	16,688	18,437
Accumulated other comprehensive income	32	103	117	930	2,132	2,287
Noncontrolling interest	-	-	-	(70)	5,848	653
Total equity	421	3,390	11,133	35,711	47,554	43,514

ChinaNet Online

Cash Flows Statement

	Year ended December 31,					Nine Months Ended September 30,	
	2007 $('000)	2008 $('000)	2009 $('000)	2010 $('000)	2011 US$('000)	2012 $('000) (unaudited)	2011 $('000) (unaudited)
Net cash provided by (used in) Operating Activities	557	821	4,617	11,582	(603)	2,467	8,443
Net cash provided by (used in) Investing Activities	(103)	(497)	(930)	(9,373)	(6,084)	(4,467)	(3,116)
Net cash provided by (used in) Financing Activities	(238)	1,981	7,544	(767)	1,482	(226)	3
Effect of exchange rates changes	14	57	7	231	310	44	360
Net Change in Cash & Cash Equivalents	230	2,362	11,238	1,673	(4,895)	(2,182)	5,690

BUSINESS OPERATIONS UPDATE

CHINANET-ONLINE HOLDINGS, INC.

2012 Q3 Results vs. 2012 Q2 Results

- Overall gross margin has improved from 28.7% to 40%;
- Overall net profit margin has improved from 6.8% to 12%;
- Improving sales experience:
  - move into new business areas and further increase the penetration speed;
- Increasing general and administrative expenses:
  - additions of the new accounting management, and sales and technical staff;
- Increasing research and development activities:
  - implementing the new product development cycle and cloud based technology into the day-to-day management and operation;
  - establishing the large-scale cloud based database system (the key initiative in Q4 2012).

ChinaNet Online

2012 Q3 Business Operations Update

- The registered enterprise customers has been about 10,000 in Liansuo.com and effective customers are approximately 5,000, and active paying customers was more than 200 in November, including Veken Home Textiles, GreenTree Inn hotel, Yangfang Shengli Shabu-Shabu and other famous enterprises, and renewal proportions are increasing gradually;
- We participated in the 2012 Shanghai International Franchise Expo held at the Shanghai International Exhibition Center from September 15th, 2012 to September 17th, 2012
  - Gained 56 new customers;
- On September 17, 2012 , we announced the purchase of the remaining 49% equity interest in Sou Yi Lian Mei Network Technology (Beijing) Co. Ltd.;
- We participated as a planner and promoter of the 2012 International Youth Innovation Games in October;
- Full integration of Sooe.cn with proper market and product positioning;
  - Launched the new version website, to make it more user-centric, by improving the user experience, and promoting message transformation.

ChinaNet Online

Competitors and their Associated Websites - as of 11.19.12

Classification	Web Portal	IP (Daily avg.)	PV (Daily avg.)	ALEX Ranking	Baidu Index	Attraction Index
ChinaNet	28.com（2003）	168,000	1,831,200	2,985	104	10.9
	Liansuo.com（2011）	57,000	866,400	10,078	66	15.2
	Chuangye.com （2011）	52,800	1,003,200	9,521	2294	19
	Sooe.cn (2011)	94,200	1,978,200	10,004	64	21
Direct Competitor	78.cn	77,400	1,702,800	6,820	816	22
	3158.com	61,200	593,640	16,155	271	9.7
	Jiameng.com	72,600	1,669,800	6,731	216	23
	Jmw.com.cn	132,000	3,366,000	4,032	437	25.5
	51jam.com	16,800	85,680	50,203	91	5.1
Potential Competitor	Entrepreneur	456,000	843,600	1,973	810	1.85
	Alibaba（entrepreneur）	6,168,000	60,384,720	81	2471	9.79

Note: The IP and PV of Alibaba is consolidated, including entrepreneurial channels

2012 Full Year Forecast and Future Initiatives

CHINANET-ONLINE HOLDINGS, INC.

2012 Q4 Business Initiatives

- New potential media partners for Liansuo.com: *Entrepreneur, Daily Times*, Xixi Mu International exhibition;
- Chuangye.com is to complete the development of new products in Q4 2012:
  - making use of the flow of Sina Weibo and Tencent WeChat with dominant position of Chuangye.com's Weibo, it is to develop "hot items" for micro blogging, and direct traffic of the Weibo flow to the Chuangye.com's promotion page;
- ChinaNet in Q4 2012 will further cooperate with the Peking University's International Youth and Innovation Competition Organizing Committee:
  - planning to jointly prepare for 2013 International Youth Innovation Games. Further enhance the influence of ChinaNet, Liansuo.com and Chuangye.com;
- Flying Cloud has entered discussions with respect to cooperating with China Mobile's Suzhou headquarters; and
- Microsale 360 system is in discussions regarding further cooperation with Jiangsu TV station and CNTV (internet division of CCTV).

2012 Full Year Guidance with Operational Initiatives

	2012 (Estimated)
Revenues	42 million
Net Income*	3.1 million

* Non-GAAP net income attributable to ChinaNet Online Holdings, Inc.

- Continually reducing the TV minutes in Q4 2012 as the margin is not expected to increase and TV show is pending at the moment;
- Improving internal management with cost reduction plan, expect to increase net profit margin by another 2%-3% in Q4 2014;
- Full integration of Sooe.cn in sales and operations, expected to be completed in Q1 2013;
- Implementing new OA and database system into the operation with adoption of our cloud based technology;
- Increase accounts receivable collectability and turnover rate; and
- Strengthen cash flow control.

ChinaNet Online

Thank you

ChinaNet Online

connecting dreams for success